AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment to Master Custodian Agreement (“Amendment”) is made as of June 25, 2020, by and between each management investment company party thereto (each, a “Fund” and collectively, the “Funds,” and each series of a Fund, a “Portfolio”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, each Fund and the Custodian entered into that certain Master Custodian Agreement dated as of January 1, 2007 (as amended, modified and supplemented from time to time, the “Agreement”); and

WHEREAS, each Fund and the Custodian desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, each Fund, acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies, and the Custodian hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1. A new section 6A is hereby added to the Agreement as follows:

SECTION 6A. FOREIGN EXCHANGE.

SECTION 6A.1. GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include standing instructions or security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions , which processing and settlement shall constitute part of the services provided by the Custodian under this Agreement. The actual execution of such foreign exchange transactions does not constitute part of the services provided by the Custodian under this Agreement.

SECTION 6A.2. FUND ELECTIONS. Each Fund or Portfolio (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or Portfolio or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund or Portfolio (or its Investment Advisor) instructs the Custodian, on behalf of the Fund or Portfolio, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in the preceding sentence), trust or fiduciary obligation to the Fund or Portfolio, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund or Portfolio (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Investment Advisor” means, in relation to a Fund or Portfolio, the investment manager or investment advisor of the Fund or Portfolio.

SECTION 6A.3. FUND ACKNOWLEDGEMENT. Each Fund or Portfolio acknowledges that in connection with all foreign exchange transactions entered into by the Fund or a Portfolio (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i) shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or Portfolio or its Investment Advisor;

(ii) shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or Portfolio or its Investment Advisor; and

(iii) shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or Portfolio or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or Portfolio or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

S ECTION 6A.4. TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund or a Portfolio (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund or a Portfolio (or its Investment Advisor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or a Portfolio or the Investment Advisor.

2. The first sentence of Section 16(a) of the Agreement is hereby deleted and replaced with the following:

This Agreement shall continue in full force and effect for an additional term (the “Additional Term”) commencing on the date hereof and ending December 31, 2021, and, after that, shall automatically renew for additional consecutive three (3) year terms, in each case unless either party gives one hundred eighty (180) days’ prior written notice to the other of its intent not to renew.

3. Section 21.9 of the Agreement is hereby modified to update the Funds’ and the Custodian’s contact information as follows:

To any Fund:	c/o PUTNAM FIDUCIARY TRUST COMPANY, LLC
100 Federal Street
Boston, Massachusetts 02110

Attention: [__________]
Telephone: [_________]

With a copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199

Attention: [__________]
Telephone: [_________]

Information Classification: Limited Access

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Josiah Quincy Building
200 Newport Ave, Quincy, MA 02171

Attention: Stefanie B. Mansfield, Vice President
Telephone: 617-985-2438

4. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

5. Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

6. A copy of the Amended and Restated Agreement and Declaration of Trust of each Fund is on file with the Secretary of The Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Amendment and the Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. Furthermore, notice is given that the assets and liabilities of each series of each Fund that is a series company are separate and distinct and that the obligations of or arising out of this Amendment and the Agreement are several and not joint and are binding only on the assets or property of each series with respect to its obligations. In the case of each Fund, the execution and delivery of this Agreement on its behalf has been authorized by its trustees, and signed by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

[Signature page follows.]

Information Classification: Limited Access

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

EACH MANAGEMENT INVESTMENT COMPANY PARTY
TO THE MASTER CUSTODIAN AGREEMENT

By:	___/s/ Jonathan S. Horwitz_______________
Name:	Jonathan S. Horwitz
Title:	Executive Vice President, Pricipal Executive Officer,
and Compliance Liaison

STATE STREET BANK AND TRUST COMPANY

By:	___/s/ Andrew Erickson__________________
Name:	Andrew Erickson
Title:	Executive Vice President

Information Classification: Limited Access

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

FUND/PORTFOLIO	Putnam	State
	Fund #	Street
Fund #

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund	259	38MY
Putnam Dynamic Asset Allocation Conservative Fund	264	38MZ
Putnam Dynamic Asset Allocation Growth Fund	250	38MX
Putnam Income Strategies Portfolio	VC9	38AK

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND	027	38Q5
PUTNAM CONVERTIBLE SECURITIES FUND	008	38QG
PUTNAM DIVERSIFIED INCOME TRUST	075	38MS
PUTNAM EQUITY INCOME FUND	012	38QH

PUTNAM FUNDS TRUST
on behalf of:
Putnam Short Duration Bond Fund	EB3	38V5
Putnam Fixed Income Absolute Return Fund	EC3	38V6
Putnam Multi-Asset Absolute Return Fund	ED8	38V8
Putnam Capital Spectrum Fund	GA6	38VW
Putnam Dynamic Asset Allocation Equity Fund	FL7	38ZA
Putnam Dynamic Risk Allocation Fund	EC2	38BG
Putnam Emerging Markets Equity Fund	CT2	38P4
Putnam Equity Spectrum Fund	GA7	38VX
Putnam Floating Rate Income Fund	29X	38PJ
Putnam Focused Equity Fund	EL8	38VE
Putnam Global Technology Fund	EM7	38VF
Putnam Intermediate-Term Municipal Income Fund	ND5	38AM
Putnam International Value Fund	2CE	38ND
Putnam Multi-Cap Core Fund	HF8	38WG
Putnam Ultra Short Duration Income Fund	LU7	38BE
Putnam Short Term Investment Fund	NB2	38AJ
Putnam Short-Term Municipal Income Fund	NC7	38AL
Putnam Small Cap Growth Fund	2HF	38NI
Putnam Mortgage Opportunities Fund	PZ4	38PO

Information Classification: Limited Access

PUTNAM GLOBAL EQUITY FUND	005	38QE
PUTNAM GLOBAL HEALTH CARE FUND	021	38QJ
PUTNAM GLOBAL INCOME TRUST	041	38QL
Putnam High Yield Fund	060	38MI
PUTNAM INCOME FUND	004	38QD
PUTNAM INTERNATIONAL EQUITY FUND	841	38NX

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Growth Opportunities Fund	2AP	38QR
Putnam International Capital Opportunities Fund	2AZ	38PG
Putnam Sustainable Future Fund	2OV	38NO
Putnam Research Fund	2AQ	38NB
Putnam Small Cap Value Fund	2MF	38NL
Putnam Government Money Market Fund	QW2	38GM

PUTNAM MANAGED MUNICIPAL INCOME TRUST	052	38R1
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME	845	38RD
FUND
PUTNAM MASTER INTERMEDIATE INCOME TRUST	074	38MR
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND	847	38RF
PUTNAM MONEY MARKET FUND	010	38Q2
PUTNAM SUSTAINABLE LEADERS FUND	852	38NY
PUTNAM MUNICIPAL OPPORTUNITIES TRUST	582	38RB
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND	019	38Q4
PUTNAM NEW YORK TAX EXEMPT INCOME FUND	030	38Q6
PUTNAM OHIO TAX EXEMPT INCOME FUND	848	38RG
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND	047	38R0
PUTNAM PREMIER INCOME TRUST	073	38MQ

PUTNAM TARGET DATE FUNDS
on behalf of:
Putnam RetirementReady 2060 Fund	QN8	38KH
Putnam RetirementReady 2055 Fund	KT2	38KB
Putnam RetirementReady 2050 Fund	7CR	FFAM
Putnam RetirementReady 2045 Fund	40M	FFAD
Putnam RetirementReady 2040 Fund	40F	FFAB
Putnam RetirementReady 2035 Fund	49Y	FFAL
Putnam RetirementReady 2030 Fund	49R	FFAJ
Putnam RetirementReady 2025 Fund	49K	FFAI
Putnam RetirementReady 2020 Fund	49D	FFAH
Putnam RetirementReady Maturity Fund	48P	FFAF

Putnam Retirement Advantage 2020 Fund	UU3	38A9
Putnam Retirement Advantage 2025 Fund	UU4	38BL
Putnam Retirement Advantage 2030 Fund	UU5	38BN
Putnam Retirement Advantage 2035 Fund	UU6	38BP

Information Classification: Limited Access

Putnam Retirement Advantage 2040 Fund	UU7	38BQ
Putnam Retirement Advantage 2045 Fund	UU8	38BR
Putnam Retirement Advantage 2050 Fund	UU9	38BS
Putnam Retirement Advantage 2055 Fund	UV2	38BU
Putnam Retirement Advantage 2060 Fund	UV3	38BV
Putnam Retirement Advantage Maturity Fund	UV4	38BM

PUTNAM TAX EXEMPT INCOME FUND	011	38Q3

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund	035	38Q7
Putnam Tax-Free High Yield Fund	036	38Q8

Putnam Mortgage Securities Fund	032	38MF

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Multi-Asset Absolute Return Fund	LC3	38AD
Putnam VT Mortgage Securities Fund	2PX	38NP
Putnam VT Small Cap Growth Fund	23K	38QO
Putnam VT Diversified Income Fund	961	38PA
Putnam VT Equity Income Fund	23N	38QP
Putnam VT George Putnam Balanced Fund	2IS	38QV
Putnam VT Global Asset Allocation Fund	070	38MO
Putnam VT Global Equity Fund	016	38QI
Putnam VT Global Health Care Fund	2IW	38QW
Putnam VT Growth Opportunities Fund	2PU	38QY
Putnam VT High Yield Fund	067	38MN
Putnam VT Income Fund	068	38QM
Putnam VT International Equity Fund	2DO	38NF
Putnam VT Emerging Markets Equity Fund	2DP	38NG
Putnam VT International Value Fund	2DN	38NE
Putnam VT Multi-Cap Core Fund	2IO	38QU
Putnam VT Government Money Market Fund	069	38R5
Putnam VT Sustainable Leaders Fund	098	38PF
Putnam VT Sustainable Future Fund	23H	38MV
Putnam VT Research Fund	2LA	38PH
Putnam VT Small Cap Value Fund	2MJ	38NM

George Putnam Balanced Fund	001	38QA

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam PanAgora Risk Parity Fund	SP2	38PU
Putnam PanAgora Risk Parity Ltd.	SN9	38PX

Information Classification: Limited Access

Putnam PanAgora Managed Futures Strategy	SM7	38PV
Putnam PanAgora Managed Futures Strategy Ltd.	SN8	38PY
Putnam PanAgora Market Neutral Fund	SL6	38PW

Information Classification: Limited Access